Exhibit 1

INFORMATION REGARDING JOINT FILERS

Designated Filer of Form 3, Form 4: Alexandre Weinstein Manieu, Chutzpah Holdings Limited

Date of Earliest Transaction Required to be Reported: December 30, 2025

Issuer Name and Ticker Symbol: Pluri Inc. (PLUR)

Information

Name	Address
Chutzpah Holdings LP	337 Winston Road Oakville, Ontario (CA-ON), L6l 4w6 Canada
Chutzpah Holdings Limited	4th Floor, Liberation House, Castle Street St. Helier, Jersey Islands, JE1 4HH
Plantae Bioscience Ltd.	Yarkon 5, Floor 10, Bnei Brak 5120125, Israel
Alexandre Weinstein Manieu	Apt 8002 Bürgenstock Hotels & Resort Bürgenstock 30 6363 Obbürgen Switzerland

The undersigned, Alexandre “Alejandro” Weinstein Manieu, Chutzpah Holdings Limited, Chutzpah Holdings LP and Plantae Bioscience Ltd. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with respect to the beneficial ownership of securities of Pluri Inc.

ALEXANDRE WEINSTEIN MANIEU

/s/ Alexandre Weinstein Manieu

CHUTZPAH HOLDINGS LIMITED

By:	/s/ Ana Ventura
Name:	Ana Ventura
Title:	Authorized Officer Beaumont (Directors) Limited, Sole Corporate Director

By:	/s/ Karen Oliver
Name:	Karen Oliver
Title:	Authorized Officer Beaumont (Directors) Limited, Sole Corporate Director

CHUTZPAH HOLDINGS LP

By:	/s/ Alexandre Weinstein
Name:	Alexandre Weinstein
Title:	Authorized Signatory
PLANTAE BIOSCIENCE LTD.

By:	/s/ Eli Mor
Name:	Eli Mor
Title:	Authorized Signatory